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                                                                Exhibit 10.2 (c)



                            MUTUAL SERVICES AGREEMENT


         THIS MUTUAL SERVICES AGREEMENT (this "Agreement") is made as of the _____ day of ____________________, 1999 by and between Charter Communications, Inc., a Delaware corporation ("CCI"), and Charter Investment, Inc., a Delaware corporation ("CII").

                                    RECITALS

         A. CII has or will assign to CCI certain agreements relating to the operation of cable television systems owned by CCI and its subsidiaries (the "Cable Systems").

         B. CCI has or will enter into Management Agreements pursuant to which it will manage the Cable Systems.

         C. CCI has or will become the sole manager of Charter Communications Holding Company, LLC ("Charter Holdco").

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Officers. The officers of CII will also serve as officers of CCI. As of the Effective Date (as defined below), certain officers of CII to be designated will no longer be employees of CII and will become employees of CCI. Each party hereto agrees that the officers and employees of each shall be available to the other party to provide the services set forth in paragraph 2 hereof.

         2. Services. Each of CCI and CII agree to provide such services to the other as may be reasonably requested in order to manage Charter Holdco and to manage and operate the Cable Systems, including but not limited to:

                  (a) assistance by management and employees of either party to the other party;

                  (b) use by CCI of such office space, administrative and support facilities and other services as CCI may reasonably request; and

                  (c) review, consultation and advice by either party to the other party with respect to the management and operations of the Cable Systems.

         3. Term. The term of this Agreement shall be ten years, commencing on the Effective Date (as defined below). This Agreement may be terminated at any time by either party upon thirty days' written notice to the other.

         4. Effective Date. This Agreement shall become effective only upon the closing (the "Effective Date") of the initial public offering of CCI as contemplated by its Registration Statement on Form S-1 filed with the Securities and Exchange Commission. If such closing does


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not occur for any reason, or has not occurred by January 1, 2000, this Agreement shall be of no force or effect and neither CCI nor CII shall have any rights, obligations or liabilities under or arising out of this Agreement.

         5. Payments. Subject to Section 5 of this Agreement, all expenses and costs incurred with respect to the services provided hereunder, including without limitation, wages, salaries and other labor costs, will be paid by CCI. Such costs and expenses shall be reimbursed by CCI to CII monthly in arrears.

         6. Indemnity. Each party shall indemnify and hold harmless the other party and its directors, officers and employees from and against any and all claims that may be made against any of them in connection with this Agreement except due to its or their gross negligence or willful misconduct.

         7. Notices. All notices, demands, requests or other communications required or that may be given under this Agreement shall be in writing and shall be given to the other party by personal delivery, overnight air courier (with receipt signature) or facsimile transmissions (with confirmation of transmission) sent :

                           If to CII:

                           Charter Investment, Inc.
                           12444 Powerscourt Drive, Suite 400
                           St. Louis, Missouri  63131
                           Attention:  Jerald L. Kent
                           Fax:  314-965-8793

                           If to CCI:

                           Charter Communications, Inc.
                           12444 Powerscourt Drive, Suite 400
                           St. Louis, Missouri  63131
                           Attention:  Jerald L. Kent
                           Fax:  314-965-8793

         8. Governing Law. This Agreement and the rights and obligations of the parties hereunder and the persons subject hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, without giving effect to the choice of law principals thereof.

         9. Further Assurances. Each of the parties to this Agreement agrees to execute and deliver such other documents and to take such other action as may be necessary or convenient to consummate the purposes and subject matter of this Agreement.


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        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written and effective as of the Effective Date.

                                          CHARTER INVESTMENT, INC.,
                                          a Delaware corporation


                                          By: __________________________________
                                              Name:
                                              Title:



                                          CHARTER COMMUNICATIONS, INC.,
                                          a Delaware corporation


                                          By: __________________________________
                                              Name:
                                              Title:


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